Exhibit 10.14
          Consulting Agreement dated February 3, 2003 - Richard Whitman

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") dated as of February 3, 2003, is entered into by EMERGENT GROUP INC., a Nevada corporation (the "Company"), with an address at 932 Grand Central Avenue, Glendale, California, 91201, and RICHARD WHITMAN ("Consultant"), an individual residing at 1967 Mandeville Canyon Road, Los Angeles, CA 90049.

                                    RECITALS

         WHEREAS, Consultant has certain valuable business experience and expertise which could benefit the Company; and

         WHEREAS, the Company desires to retain the non-exclusive consulting services of Consultant, and Consultant is desirous of providing to the Company his services, upon the terms and conditions herein below set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         1. (a) Scope and Duties of Consultant. Consultant agrees to provide the Company with his non-exclusive services as may be required by the Company or its subsidiaries (including, without limitation, Medical Resources Management, Inc.) from time to time during the Term hereof (as defined below) as a consultant to the Company, subject to the provisions of Section 1(b) below.

         1. (b) In providing such services to the Company, Consultant shall report directly to the Company's Chairman and Chief Executive Officer and the Board of Directors of the Company. Consultant's duties shall be limited to providing advice and guidance generally with respect to various commercial strategies, management and operational aspects relative to the business of the Company. Such services shall be limited to two (2) hours in any single month, during the term of this Agreement as set forth in paragraph 2 below.

         2. Term of Agreement. The Company shall retain Consultant to perform consulting services to the Company, and Consultant hereby agrees to provide such consulting services to the Company, for a period of twelve months, commencing on February 1, 2003 (the "Term").

         3. Personal Services. Consultant shall provide the services described in this Agreement personally and not through any other employee, subcontractor or agent of Consultant without the express prior written consent of the Company.

         4. Remuneration to Consultant. As full and total consideration for Consultant's services described herein, the Company shall in respect of the
Term:
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(a) grant Consultant a 10 year option to purchase 250,000 shares of the
Company's common stock. The options shall be immediately vested and be exercisable at any time and from time to time from the date of issuance through the expiration date at an exercise price of $0.01 per share. The option will be granted pursuant to the terms of the Company's 2002 Employee Benefit and Consulting Services Compensation Plan. Such plan to be included as an attachment to this document.

         5. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as an independent contractor and not as an employee, or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be an employer or employee of the other. Consultant acknowledges that the compensation provided in Section 4 hereinabove is a gross amount of compensation and that the Company will not withhold from such compensation any amounts respecting income taxes, social security payments or any other payroll taxes. Consultant expressly agrees that all such income taxes and payments shall be made or provided for by Consultant and that the Company shall have no responsibility or duties regarding such matters whatsoever. Consultant acknowledges that his complete compensation for consulting services is set forth in Section 4 hereinabove and that, except as otherwise set forth in
Section 4 hereof, he shall not receive any benefits, including, but not limited to medical and the ability to participate in any pension plans.

         6. Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver of any subsequent breach by either party. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         7. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses as set forth below or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

         In the case of the Company, to:
                                    Emergent Group Inc.
                                    932 Grand Central Avenue
                                    Glendale, CA 91201
                                    Attn: President

         With a copy simultaneously by like means to: In the case of Consultant, to:

                                    Richard Whitman
                                    1967 Mandeville Canyon Road
                                    Los Angeles, CA 90049

Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.

         8. Choice of Law. Regardless of the place of execution or performance, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to such State's conflicts of laws provisions.

         9. Jurisdiction and Venue. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by a court of competent jurisdiction in the State of New York, County of New York. Each of the parties hereto irrevocably consents to the jurisdiction of the Federal and State Courts located in the State of New York, County of New York.

         10. No Assignment by Consultant. Consultant may not assign or delegate any of his rights, duties or obligations under this Agreement without the express prior written consent of the Company.

         11. Entire Agreement. This Agreement embodies and constitutes the full and complete understanding and agreement of the parties with respect to Consultant's services for the Company, whether oral or written between Consultant and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement.

         12. Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective, permissible successors, heirs, beneficiaries and permitted assigns.

         13. Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         14. Counterparts. This Agreement may be executed simultaneously in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
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  EMERGENT GROUP INC.

By: /s/ Bruce J. Haber                                                 /s/ Richard Whitman
    -------------------------------------------                        -------------------------------
Name: Bruce J. Haber                                                   RICHARD WHITMAN
Title: Chairman

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